United States
			  Securities and Exchange Commission
			        Washington, DC  20549

                                     Form 8-K
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported):  January 5, 2011

			Hynes & Howes Insurance Counselors, Inc.
                 (Exact name of registrant as specified in its charter)

      Iowa                               0-7376             42-0948341
(State or other Jurisdiction of incorporation) (Commission File#) (IRS EIN)


2920 Harrison St.,
Davenport, Iowa 					    52803
(Address of Principal executive offices)                  (Zip Code)


Registrants Telephone Number: (563)326-6401


Item 2.02.  Results of Operations and Financial Condition.

Due to its deteriorating financial condition and lack of performing assets the Company has ceased active operations and it is anticipated that it will completely cease to exist in the near future.

We have attached a letter from our attorney, Steve Wing, regarding the dissolution of the corporation.


Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hynes & Howes Insurance Counselors, Inc.

By:
Marsha Baker, President

By:
Monica Seibert, Secretary

This corporation has no Treasurer.